UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2018

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Howard Hughes Parkway, Suite 900 Las Vegas, NV	89169	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Financing Amendment

Effective as of June 29, 2018, Remark Holdings, Inc. (“Remark”, “we”, “us” or “our”) entered into Amendment No. 5 and Waiver to Financing Agreement, dated as of the same date (the “Amendment”), to the Financing Agreement, dated as of September 24, 2015 (as amended, the “Financing Agreement”), between certain of our subsidiaries as borrowers (together with us, the “Borrowers”), certain of our subsidiaries as guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and MGG Investment Group LP, in its capacity as collateral agent and administrative agent for the Lenders (“MGG”). The Amendment provides for, among other things, the extension of the due date of the prepayment by the Borrowers of $8.0 million principal amount and $3.5 million of exit fees under the Financing Agreement for up to three months, provided that MGG receives an extension payment on the first business day of each such month as a condition to the effectiveness of the extension for such month. The extension payments are $250,000 for each of the first two months and $500,000 for the third month, with the final extension period ending on September 28, 2018. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Common Stock Purchase Agreement with Aspire Capital

On July 2, 2018, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million of shares of our common stock over the 30-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 213,574 shares of our common stock.

Under the Purchase Agreement, on any trading day over the 30-month term of the Purchase Agreement, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 50,000 shares of our common stock per business day, up to an aggregate of the $30.0 million of our common stock that may be sold under the Purchase Agreement, at a per share price (the “Purchase Price”) equal to the lesser of (i) the lowest sale price of our common stock on the purchase date or (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive trading days ending on the trading day immediately preceding the purchase date.

The aggregate purchase price payable by Aspire Capital on any one purchase date may not exceed $250,000, unless otherwise mutually agreed. The parties may mutually agree to increase the number of shares of our common stock that may be purchased per trading day pursuant to the terms of the Purchase Agreement to 3,000,000 shares.

In addition, on any trading day on which we submit a Purchase Notice to Aspire Capital to purchase at least 50,000 shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of our common stock equal to up to 30% of the aggregate shares of our common stock traded on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares we may determine, and a minimum purchase price threshold equal to the greater of (i) 80% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (ii) a higher price that may be determined by us. The purchase price per share pursuant to such VWAP Purchase Notice will be equal to the lesser of (i) the closing sale price of our common stock on the VWAP Purchase Date, or (ii) 97% of the volume-weighted average price for our common stock traded on its principal market on the VWAP Purchase Date, subject to certain exceptions.

We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

In addition, Aspire Capital will not be required to buy any shares of our common stock pursuant to a Purchase Notice that was received by Aspire Capital on any trading day on which the last closing trade price of our common stock is below $1.00. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of sales of our common stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as directed by us in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging our common stock during any time prior to the termination of the Purchase Agreement. Any proceeds we receive under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The Purchase Agreement provides that the number of shares that may be sold pursuant to the Purchase Agreement will be limited to 6,629,039 shares (the “Exchange Cap”), which represents 19.99% of our outstanding shares of common stock as of July 2, 2018, unless stockholder approval is obtained in accordance with the rules of the Nasdaq Stock Market, subject to limited exceptions. The Purchase Agreement also provides that at no time will Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our outstanding shares of common stock.

Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), in which we agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements, as necessary, and to the extent permissible and subject to certain exceptions, to register under the Securities Act of 1933, as amended, the sale of the shares of our common stock that may be issued to Aspire Capital under the Purchase Agreement. We have filed with the SEC a prospectus supplement to our effective shelf Registration Statement on Form S-3 (File No. 333-225448) registering all of the shares of common stock that may be offered to Aspire Capital from time to time. The legal opinion of Olshan Frome Wolosky LLP, counsel to Remark, relating to the shares of common stock being offered is attached hereto as Exhibit 5.1.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.2 and 4.1, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The Purchase Agreement will replace a prior Common Stock Purchase Agreement, dated as of November 9, 2016, between us and Aspire Capital, which was terminated under the terms of the Purchase Agreement.

Item 8.01	Other Events.

On July 2, 2018, we issued a press release announcing that we entered into the Purchase Agreement with Aspire Capital. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Registration Rights Agreement, dated as of July 2, 2018, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.
5.1	Opinion of Olshan Frome Wolosky LLP.
10.1
Amendment No. 5 and Waiver to Financing Agreement, dated as of June 29, 2018, by and among Remark Holdings, Inc. and certain of its subsidiaries named as Borrowers and Guarantors, the Lenders and MGG Investment Group LP, as Collateral Agent and Administrative Agent for the Lenders.

10.2	Common Stock Purchase Agreement, dated as of July 2, 2018, by and between Remark Holdings, Inc. and Aspire Capital Fund, LLC.
23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
99.1	Press release dated July 2, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	July 2, 2018	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer